Exhibit 10.1

                         AMENDED AND RESTATED
                 GENERAL PARTNER COMPENSATION AGREEMENT

      THIS AMENDED AND RESTATED GENERAL PARTNER COMPENSATION AGREEMENT (this "Agreement") is made by and among JUSTICE INVESTORS, a California limited partnership ("Justice"), EVON CORPORATION, a California corporation ("Evon" or "Managing General Partner"), and PORTSMOUTH SQUARE, INC., a California corporation ("Portsmouth") and is dated as of the 23rd day of February, 2006 (the "New Effective Date").

RECITALS

    A. Evon and Portsmouth are the general partners (collectively, the "General Partners") of Justice. Evon was formerly known as Evon Garage Corporation, a California corporation.

    B. Justice is the owner of that certain real property located at 750 Kearny Street, San Francisco, California, on which a hotel (the "Hotel"), a spa (the "Spa") and a garage (the "Garage") are located.

    C. Evon is the Managing General Partner of Justice and Portsmouth is a General Partner of Justice. The duties and responsibilities of Evon and Portsmouth are further delineated in the Amended Limited Partnership Agreement dated as of January 1, 1979, and in the Amended Certificate of Limited Partnership dated as of September 19, 1983.

    D. Evon and Portsmouth receive compensation from Justice for acting as its General Partners and assuming the responsibilities and performing their respective duties as set forth in the Amended Limited Partnership Agreement, Evon is also the lessee of the Garage pursuant to that certain Garage Lease dated as of November 16, 1967, as modified by that certain Agreement to Extend Lease dated as of October 12, 1994.

    E. The Hotel is managed by The Dow Hotel Company, LLC ("Dow") pursuant to that certain Management Agreement dated as of May 19, 2004, by and between Justice and Dow (the "Dow Management Agreement"). A third party operates the Spa pursuant to a lease (the "Spa Lease").

    F. Pursuant to that certain Compensation Agreement dated as of January 1, 2001, between Evon and Portsmouth, the General Partners agreed that Justice is to pay compensation to them at the rate of three percent (3.0%) of the first $10,000,000.00 of annual gross rents received by Justice. The Compensation Agreement further provides that eighty percent (80 %) of the first $150,000.00 in compensation payable to the General Partners is payable to Evon as the Managing General Partner and twenty percent (20 %) thereof is payable to Portsmouth for its services as a General Partner. Compensation earned by the General Partners in excess of $150,000.00 is payable in equal shares to each of the General Partners. If annual gross rents exceed $10,000,000.00, the General Partners agreed to review their compensation to determine whether additional compensation should be paid.

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    G.  The Compensation Agreement also provides for the payment of monthly advances against compensation earned during any single year in the sum of $13,000.00 to Evon and $7,000.00 to Portsmouth to be adjusted depending upon the level of annual gross rents.

    H. Paragraph 10 of the Amended Limited Partnership Agreement of Justice dated as of January 1, 1979, as amended from time to time, provides that Evon and Portsmouth may agree to adjust the compensation of the General Partners.

    I. Justice is in the process of repositioning and making major changes in the operations of the Hotel and to renovate the Hotel (the "Renovation"). In order to plan, implement and administer the repositioning and major changes, it will be necessary for Evon, as Managing General Partner, to devote substantial time, expertise and effort in the Renovation and in managing Justice's assets, and for Portsmouth, as a general partner, to devote substantial time, expertise and efforts in the Renovation and in overseeing and assisting in the management of those assets.. The General Partners desire to change the method of compensation so as to provide adequate compensation to Evon and to Portsmouth and to provide incentives to the General Partners to encourage excellence in the performance of their responsibilities, but only on the terms and conditions set forth in this General Partner Compensation Agreement.

    J. Evon and Justice previously executed that certain General Partner Compensation Agreement that became effective as of May 31, 2004. The parties desire to amend and restate that certain General Partner Compensation Agreement pursuant to the terms and conditions of this Agreement and to make such changes effective as of the New Effective Date. Upon the execution hereof, that certain General Partner Compensation Agreement shall be deemed to have had no force or effect from and after the New Effective Date and to have been superceded by this Agreement.

    NOW, THEREFORE, for in consideration of the mutual covenants herein contained, the parties agree as follows:

                               AGREEMENT

    1. Definitions. The capitalized words set forth below shall have the meanings ascribed thereto as used in this Agreement.
       a. Annual CPI. The term Annual CPI shall mean the Consumer Price Index - All Urban Consumers, All Items, Not Seasonably Adjusted, for San Francisco-Oakland-San Jose, California, for each calendar year, published annually by the United States Department of Labor, Bureau of Labor Statistics.

       b.  CPI Base.  The term CPI Base shall mean the Annual CPI for 2004.

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       c.  CPI Percentage Adjustment.  The term CPI Percentage Adjustment shall be the percentage change between the CPI Base and the CPI for any given calendar year after 2004. The CPI Percentage Adjustment is to be calculated for a given calendar year as follows: (i) calculate the difference between the Annual CPI for that calendar year and the CPI Base; (ii) divide the result by the CPI Base; and (iii) multiply the result by one hundred (100) in order to express the result as a percentage. For example, assume that the Annual CPI for a year in question is 200.0, and the CPI Base is 198.3.
First, subtract the CPI Base of 198.3 from 200.0, which results in a difference of 1.7, which when divided by 198.3 results in 0.00857287, which when multiplied by 100 produces the CPI Percentage Adjustment of 0.857287 %.

       d. New Effective Date. The Parties hereto hereby agree that the effective date of this Amended and Restated Agreement is the New Effective Date, which is February 23, 2006.

       e. Gross Revenue. Gross Revenue shall mean all of the revenue received by Justice in any given calendar year on account of the Hotel, the Garage Lease and the Spa Lease, net of hotel tax, parking tax and similar taxes and fees on gross revenue; provided, however, that the revenue received by Justice on account of the Garage Lease shall be excluded through the earlier of: (i) the termination of the Garage Lease; or (ii) November 30, 2010.

       f. Maximum Annual Base Compensation. Maximum Annual Base Compensation shall be the product of: (i) one and one-half percent (1.5 %) of $40,000,000.00; and (ii) the sum of one (1) plus the CPI Percentage Adjustment. For example, if the CPI Percentage Adjustment was 0.857287%, one
(1) plus 0.857287% results in 1.00857287, which when multiplied by one-half percent (1.5 %) of $40,000,000.00 produces a Maximum Annual Base Compensation of $605,143.72.

       g.  Minimum Annual Base Compensation.  Minimum Annual Base
Compensation shall be the product of: (i) $262,500.00; and (ii) the sum of one (1) plus the CPI Percentage Adjustment. For example, if the CPI Percentage Adjustment was 0.857287%, one (1) plus 0.857287% results in 1.00857287, which when multiplied by $252,500 produces a Minimum Annual Base Compensation of $264,750.38.

    2. Repositioning Fee and Payment of Expenses Incurred. The General Partners shall be paid a Repositioning Fee in the sum of $755,000.00 (the "Repositioning Fee") by Justice as compensation for services rendered to Justice with respect to repositioning the Hotel and restructuring its business and management structure. The Repositioning Fee shall be payable to Evon in the sum of $377,500.00, and to Portsmouth in the sum of $377,500.00. The Repositioning Fee shall be payable by Justice in six installments to each of Evon and Portsmouth as follows:

       a. The first installment in the sum of $68,750.00 each was paid by Justice to each of Evon and Portsmouth, receipt of which is hereby acknowledged by each of Evon and Portsmouth.

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       b.  The second installment in the sum of $68,750.00 each shall be payable by Justice to each of Evon and Portsmouth at the time that the Renovation is determined in the reasonable discretion of the General Partners to have been substantially completed.

       c. The third installment in the sum of $50,000.00 each shall be payable by Justice to each of Evon and Portsmouth at the time that the construction loans for the Renovation of the Hotel have closed and all of the permits for the Renovation have been issued.

       d. The fourth installment in the sum of $100,000.00 each shall be payable by Justice to each of Evon and Portsmouth within ten (10) days after the Hotel has reopened for business after the substantial completion of the Renovation.

      e. The fifth installment in the sum of $40,000.00 each shall be payable by Justice to each of Evon and Portsmouth within ten (10) days after a cash distribution to partners of Justice has been made after the substantial completion of the Renovation.

       f. The sixth installment in the sum of $50,000.00 each shall be payable by Justice to each of Evon and Portsmouth within ten (10) days after the date on which, in the reasonable discretion of the General Partners, the operations of the Hotel shall have achieved the profit projected in the budget adopted by Justice.

Notwithstanding anything to contrary herein, the General Partners, in their reasonable discretion, may delay the making of any portion or all of any installment of the Repositioning Fee in equal amounts as to both General Partners if the General Partners determine that, based upon the cash then available to Justice, the payment thereof cannot be made in a fiscally responsible manner.

    3. Compensation. Justice shall pay to the General Partners each calendar year during the Term of this Agreement, as defined below, Base Compensation, which is designed to provide sufficient cash so that the General Partners can operate and provide essential asset management services to Justice, and Incentive Compensation, which is designed to create an incentive for the General Partners to continue to improve the performance of the hotel, the garage, the spa and other assets for the benefit of Justice and its partners.

    4. Special Provisions for Base Compensation During 2004. For the year 2004, commencing on the Effective Date and continuing through and including December 31, 2004. Base Compensation shall be paid in the sum of $153,125.00; and shall be divided between Evon and Portsmouth as follows: eighty percent (80.0 %), or $122,500.00, shall be paid to Evon for its services as Managing General Partner; and twenty percent (20.0 %), or $30,625.00, shall be paid to Portsmouth for its services as General Partner.

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    5. Base Compensation After 2004.  During each calendar year after 2004,
Justice shall pay Base Compensation to the General Partners in a sum equal to one and one-half percent (1.5 %) of Gross Revenue; provided, however, that in no calendar year shall Base Compensation be less than the Minimum Annual Base Compensation nor shall Base Compensation be greater than the Maximum Annual Base Compensation.

       a. First Level of Division of Base Compensation After 2004. The Minimum Annual Base Compensation paid to the General Partners in each calendar year after 2004 shall be divided between Evon and Portsmouth as follows: (i) eighty percent (80.0 %) shall be paid to Evon for its services as Managing General Partner; and (ii) twenty percent (20.0 %) shall be paid to Portsmouth for its services as General Partner.

       b. Second Level of Division of Base Compensation After 2004. Base Compensation earned by the General Partners in each calendar year after 2004 that is in excess of the Minimum Annual Base Compensation shall be payable in equal fifty percent (50.0 %) shares to Evon and to Portsmouth.

    6. Payments of Base Compensation. The Minimum Annual Base Compensation shall be payable on a prorated basis to the General Partners by Justice in twelve (12) equal monthly installments. Base Compensation in sums greater than the Minimum Annual Base Compensation shall be payable on a prorated basis to the General Partners by Justice in installments to be determined by the General Partners in their reasonable discretion based upon (i) the cash available to Justice to make such payments in a fiscally responsible manner; and (ii) a reasonable estimate made by the General Partners of the total amount of Base Compensation that will be earned by each General Partner during the calendar year ("Estimated Installments"). Within ninety (90) days after the end of each calendar year, Justice shall pay to the General Partners all Base Compensation that was earned by the General Partners during the previous calendar year that has not then been paid.

       7. Repayment of Excess Estimated Installments of Base Compensation.
In the event that either or both of the General Partners receives Estimated Installments of Base Compensation that are in excess of the Base Compensation actually earned during the calendar year, such excess shall be repaid to Justice by the General Partner that received the excess within thirty (30) days of demand therefor by the other General Partner.

       8. Incentive Compensation. Justice shall pay Incentive Compensation to the General Partners in a sum equal to five percent (5.0 %) of the annual Net Operating Income of Justice, as that term is defined in the Dow Management Agreement, that is in excess of $7,000,000.00. Incentive Compensation shall be made payable in equal fifty percent (50.0%) shares to Evon and to Portsmouth.

       9. Incentive Compensation. Incentive Compensation earned during a given calendar year shall be paid by Justice in one or more installments to the General Partners from time to time at the reasonable discretion of the General Partners, and in any event, no later than ninety (90) days after the end of such calendar year.

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       10. Term  The Term of this Agreement shall continue in effect until the earlier of : (i) the date on which either party ceases to be a General Partner of Justice; (ii) the date on which Justice no longer is the owner of the Property; or (iii) is otherwise terminated by the agreement of the General Partners.

       11. Counterpart; Facsimile. This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the
same instrument.   A facsimile or other electronically transmitted copy of
this Agreement shall have the same force and effect as an original hereof personally delivered to the intended recipient.

       12. Further Assurances. The General Partners each agree to execute and deliver such agreements, documents and instruments, and do such further acts as may reasonably be necessary or appropriate to create, preserve, perfect or evidence the actions contemplated by this Agreement.

       13. Recitals. The Recitals are true and correct and are incorporated herein by reference.

       14. Notices. Any notice which either party may be required or may desire to give to the other party under any provision of this Agreement shall be in writing and given by personal delivery, by facsimile or by overnight delivery, such as FedEx, to the parties at the addresses set forth next to their respective signatures below. Any notice, request or other communication sent by overnight delivery shall be effective when received by the addressee thereof. Any notice sent by facsimile shall be effective as of the time that a printed confirmation sheet shows a communication has been completed. The parties hereto may change the addresses to which all notices, requests and other communications are to be sent by giving notice of which change in address to the other parties in conformity with the preceding section.

       15. Arbitration. If a dispute, controversy or claim: (i) occurs, in law or in equity; (ii) involves any party to this Agreement (the "Parties"); and (iii) arises under, out of, in connection with, or in relation to this Agreement and any amendments to this Agreement or a breach of this Agreement, any Party may submit the dispute to JAMS arbitration in San Francisco, California, before a retired Superior Court judge. Such arbitration shall be conducted pursuant to the JAMS Streamlined Arbitration Rules & Procedures as modified to provide that a final determination shall be made by the arbitrator no later than thirty (30) days after the matter is submitted to arbitration by a Party.

       16. Confidentiality. Each Party shall maintain confidentiality with respect to all documents, data and other information derived with respect to the Agreement. Notwithstanding the foregoing, the Parties may disclose the existence and contents of this Agreement to potential lenders to the Parties and as may be required by law.

       17. Choice of Law. The validity, construction and effect of this Agreement shall be governed by the laws of the State of California.

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       18. Modification.  This Agreement can be modified only by a writing signed by the parties.

       19. Time.  Time is of the essence in this Agreement.

       20. Successors and Assigns. All rights of each party hereunder inure to the benefit of their respective successors and assigns and shall be valid and fully enforceable.

       21. Integration. This Agreement is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant in determining the meaning of this Agreement, even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

       22. Captions. The captions in this Agreement are for convenience of reference only and shall not modify or alter the operative provisions hereof.

       23. Attorneys' Fees and Other Fees. In the event of litigation or arbitration between or among the parties hereto, the prevailing party shall be entitled to recover his or its reasonable attorneys' fees in the manner provided by law.

       IN WITNESS WHEREOF, the parties each have caused this Agreement to be executed on their behalf and date it as of the New Effective Date first set forth above.



                      [Signatures begin on page 8]

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                               "JUSTICE"

                                 JUSTICE INVESTORS,
                                 a California limited partnership

                                 By its General Partner:

                                   EVON CORPORATION
                                   a California corporation

                                   By:  /s/ Charles H. Evans. Jr.
                                        -------------------------
                                        CHARLES H. EVANS, JR.,
                                        Chairman, Board of Directors

                                   By:  /s/ Geoffrey M. Palermo
                                        -------------------------
                                        GEOFFREY M. PALERMO,
                                        President


                                 By its General Partner:

                                   PORTSMOUTH SQUARE, INC.
                                   a California corporation

                                   By:  /s/ Michael G. Zybala
                                        -------------------------
                                        MICHAEL G. ZYBALA
                                        Vice President and Secretary


                               Address for Notice:
                               Justice Investors
                               c/o Mr. Geoffrey M. Palermo, President of Evon 750 Kearny Street, Room 502
                               San Francisco, CA 94108
                               Facsimile (415) 984-0783

                               With copy to:
                               Justice Investors
                               c/o President of Portsmouth Square, Inc.
                               P.O. Box 270828
                               San Diego, CA 92198-2828
                               Facsimile: (858) 673-5406


                        [Signatures Continued on Page 9]

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                      [Signatures Continued from Page 8]

                             "EVON"

                                   EVON CORPORATION
                                   a California corporation

                                   By:  /s/ Charles H. Evans. Jr.
                                        -------------------------
                                        CHARLES H. EVANS, JR.,
                                        Chairman, Board of Directors

                                   By:  /s/ Geoffrey M. Palermo
                                        -------------------------
                                        GEOFFREY M. PALERMO,
                                        President

                             Address for Notice:
                             c/o Mr. Geoffrey M. Palermo, President of Evon 750 Kearny Street, Room 502
                             San Francisco, CA 94108
                             Facsimile (415) 984-0783


                             "PORTSMOUTH"

                                   PORTSMOUTH SQUARE, INC.
                                   a California corporation

                                   By:  /s/ Michael G. Zybala
                                        -------------------------
                                        MICHAEL G. ZYBALA
                                        Vice President and Secretary

                               Address for Notice:
                               c/o President of Portsmouth Square, Inc.
                               P.O. Box 270828
                               San Diego, CA 92198-2828
                               Facsimile: (858) 673-5406

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